Exhibit 10.2

SECOND AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

SECOND AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (the “Second Amendment”), dated January 19, 2007, by and between DayStar Technologies, Inc., a Delaware corporation, with headquarters located at 13 Corporate Drive, Halfmoon, New York 12065 (the “Company”), and LC Capital Master Fund Ltd. (the “Investor”).

RECITALS:

A. The Company and the Investor are parties to a Registration Rights Agreement dated January 19, 2007 (the “Agreement”) and a First Amendment to the Agreement dated May 29, 2007 (the “First Amendment”).

B. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed in the Agreement.

C. Section 11(a) of the Agreement provides that the Agreement may be amended in a writing signed by the Company and the holders of at least 50% of the then outstanding Registrable Shares, and the Investor holds at least 50% of the outstanding Registrable Shares.

NOW, THEREFORE, the Company and the Investor hereby agree as follows:

1.1 The First Amendment is superseded in its entirety by this Second Amendment and such First Amendment is of no further force or effect after the date hereof.

2. Definitions.

2.1 Section 1 of the Agreement is amended by adding the following definitions in the appropriate alphabetical order:

“Additional Shares” means the shares of Common Stock, if any, issuable upon exercise of the New Warrants.

“Change of Control” means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person (unless after such transaction the stockholders of the Company continue to hold at least 50% of the publicly-traded surviving entity), or (ii) sell, assign, transfer, convey, spinoff or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) become subject to a purchase, tender or exchange offer by another Person that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spinoff or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), (v) reorganize, recapitalize or reclassify its Common Stock (unless after such transaction the stockholders of the Company continue to hold at least 50% of the surviving entity) or (vi) any “person” or “group” (as these terms are used for purposes of Section 13(d) and 14(d) of the Securities Exchange Act of 1934) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of 50% or more of the aggregate voting stock of the Company.

“Equity Financing” means a sale by the Company, in one or more transactions after the date hereof, of capital stock or any stock or securities directly or indirectly convertible into or exercisable or exchangeable for Common Stock resulting in gross aggregate proceeds of $5,000,000 or more (other than sales pursuant to the terms of any securities outstanding on the date hereof, pursuant to the Proposed Registration Statement or pursuant to any employee benefit plan (as defined in Rule 405 under the Securities Act)).

“Existing Registration Statement” means the Company’s registration statement on Form SB-2 registering 317,394 shares of Common Stock that may be issued to Castlerigg Master Investments Ltd. and 457,571 shares that may be sold by Tejas Securities Group, Inc. and employees of Tejas Securities Group, Inc.

“Investor” means any holder of Registrable Shares.

“Mandatory Additional Share Registration Statement” shall have the meaning set forth in Section 2B.

“New Warrants” shall have the meaning ascribed in Section 9 of this Second Amendment.

“Proposed Registration Statement” means the Company’s Registration Statement on Form SB-2 in substantially the form delivered to the Investor on August 2, 2007.

2.2 The definition of “Registrable Shares” is amended by adding the following after the word “Shares” in the first line thereof: “and the Additional Shares, if the New Warrants have been issued” and by adding at the end thereof: “and solely for the purposes of Section 2 below (but not for purposes of Section 2A or Section 2B), shall not include the Additional Shares”.

2.3 The definition of “Registration Statement” is amended by adding the phrase “the Mandatory Additional Share Registration Statement,” after the words “Mandatory Registration Statement” in the first sentence, and is further amended by adding the following at the end of the existing text: “but shall not include any Registration Statement that does not include any of the Registrable Shares or Additional Shares”.

3. Liquidated Damages Provisions. Section 2(d) of the Agreement is amended by inserting the following immediately after the first sentence of the existing Section 2(d) of the Agreement: “Notwithstanding the foregoing, if the Mandatory Registration Statement is not declared effective by the Commission because of the staff of the Commission’s determination, evidenced by oral or written comments, that all or any part of the securities being registered are being offered by or on behalf of the Company or that the use of Rule 415 is otherwise not available in connection with the resale of all of the Registrable Shares, then no such liquidated damages shall accrue or become due with respect to such Event until January 1, 2008, on which date the liquidated damages shall begin to accrue and be paid. Further, the failure to have such Registration Statement declared effective shall not be a breach or default by the Company of its obligations to use best efforts to have such shares registered for resale; provided that from and after January 1, 2008 the liquidated damages shall begin to accrue and be paid.”

4. Agreement to Continue to Register Shares. A new Section 2(e) of the Agreement is added which shall read as follows: “With respect to any shares not included on the Mandatory Registration Statement due to comments from the staff of the Commission, the Company shall continue to use its best efforts to register all such remaining shares as promptly as possible (and taking into account any lock-up or market

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stand-off agreements covering such shares that may then exist), but if the staff of the Commission, by oral or written comment or otherwise, limits the Company’s ability to file, or delays or prohibits the Company from having a subsequent registration statement declared effective, it shall not be a breach of the Company’s obligations under this Agreement; provided, however, that from and after January 1, 2008 the liquidated damages in Section 2(d) shall begin to accrue and be paid.”

5. Effectiveness of Other Registration Statement. The last sentence of Section 2(a) of the Agreement is deleted in its entirety and replaced with the following: “The Company shall not cause any registration statement (other than on Form S-8, the Existing Registration Statement or the Proposed Registration Statement) for its securities to be declared effective unless the Mandatory Registration Statement registering all of the Registrable Shares for resale is simultaneously declared effective. In the event that the offering contemplated by the Proposed Registration Statement is consummated, yielding gross proceeds of at least $30 million, the term “Mandatory Filing Date” shall be the 30th day after such closing date of such offering, or the first Business Day after such date if such date falls on a weekend or holiday, and the Company shall perform its obligations as set forth in this Section. In the event that the Company determines to no longer pursue the offering proposed by the Proposed Registration Statement, the term “Mandatory Filing Date” shall be deemed to be the 10th day after such determination, and the Company shall perform its obligations as set forth in this Section”

6. Additional Share Registration. A new Section 2B is added immediately after Section 2A, and shall read as follows:

“2B

(a) Prior to the date that is thirty (30) days following the issuance of the New Warrant (the “Mandatory Additional Share Filing Date”), the Company shall prepare and file with the SEC a Registration Statement on Form S-3, S-1 or other appropriate form, for the purpose of registering under the Securities Act all of the Additional Shares for resale by, and for the account of, each Investor as an initial selling stockholder thereunder (the “Mandatory Additional Share Registration Statement”). The Mandatory Additional Registration Statement shall permit the Investors to offer and sell, on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, any or all of the Additional Shares. The Company agrees to use its best efforts to cause the Mandatory Additional Registration Statement to be declared effective as soon as possible but in no event later than the date that is one hundred twenty (120) days following the Mandatory Additional Share Filing Date (the “Mandatory Additional Share Effective Date”). The forgoing undertaking by the Company to use its best efforts shall include filing with the SEC, within three (3) Business Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Mandatory Additional Share Registration Statement will not be “reviewed” or will not be subject to further review, an Acceleration Request, which request shall request an effective date that is within three (3) Business Days of the date of such request. The Company shall notify each Investor in writing promptly (and in any event within one (1) Business Day) after the Company’s submission of an Acceleration Request to the SEC. The Company shall be required to keep the Mandatory Additional Share Registration Statement continuously effective (including through the filing of any required post-effective amendments) until the earlier to occur of (i) the date after which all of the Additional Shares registered thereunder shall have been sold and (ii) the second (2nd) anniversary of the Mandatory Additional Share Effective Date; provided, that in either case such date shall be extended by the amount of time of any Additional Share Suspension Period (as defined below). Thereafter, the Company shall be entitled to withdraw the Mandatory Additional Share Registration Statement and, upon such withdrawal and notice to the Investors, the Investors shall have no further right to offer or sell any of the Additional Shares pursuant to the Mandatory Additional Share Registration Statement (or any prospectus relating thereto). Notwithstanding the registration obligations set forth in this Section 2B(a) above, in the event the SEC informs the Company that all of the Additional Shares cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering

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on a single registration statement, the Company agrees to promptly (i) inform the Investor, (ii) use its best efforts to file amendments to the Mandatory Additional Share Registration Statement as required by the SEC and/or (iii) withdraw the Mandatory Additional Share Registration Statement and file a new registration statement (a “New Additional Share Registration Statement”), in either case covering the maximum number of Additional Shares permitted to be registered by the SEC, on Form S-3 or such other form available to register for resale the Additional Shares as a secondary offering; provided, however, that prior to filing such amendment or New Additional Share Registration Statement, the Company shall be obligated to use its reasonable best efforts to advocate with the SEC for the registration of all of the Additional Shares in accordance with the SEC guidance, including without limitation, the Manual of Publicly Available Telephone Interpretations D.29, provided further , that the foregoing shall not limit the Company’s obligations to pay liquidated damages pursuant to Section 2B(d). In the event the Company amends the Mandatory Additional Share Registration Statement or files a New Mandatory Additional Share Registration Statement, as the case may be, under clauses (ii) or (iii) above, the Company will use its reasonable best efforts to file with the SEC, as promptly as allowed by SEC or SEC guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Additional Shares that were not registered for resale.

(b) Notwithstanding anything in this Section 2B to the contrary, if the Company shall furnish to the Investor a certificate signed by the President or Chief Executive Officer of the Company stating that the Board has made the good faith determination (i) that the continued use by the Investor of the Mandatory Additional Share Registration Statement for purposes of effecting offers or sales of Additional Shares pursuant hereto would require, under the Securities Act and the rules and regulations promulgated thereunder, premature disclosure in the Mandatory Additional Share Registration Statement (or the Prospectus relating thereto) of material, nonpublic information concerning the Company, its business or prospects or any proposed material transaction involving the Company, (ii) that such premature disclosure would be materially adverse to the Company, its business or prospects or any such proposed material transaction or would not be in the best interests of the Company and (iii) that it is therefore essential to suspend the use by the Investors, of the Mandatory Additional Share Registration Statement (and the Prospectus relating thereto), then the right of the Investor to use the Mandatory Additional Share Registration Statement (and the Prospectus relating thereto) for purposes of effecting offers or sales of Additional Shares pursuant thereto shall be suspended for a period (the “Additional Share Suspension Period”) not more than twenty (20) consecutive Business Days during any consecutive twelve (12) month period. During the Additional Share Suspension Period, the Investor shall not offer or sell any Additional Shares pursuant to or in reliance upon the Mandatory Additional Share Registration Statement (or the Prospectus relating thereto). The Company agrees that, as promptly as possible, but in no event later than one (1) Business Day, after the consummation, abandonment or public disclosure of the event or transaction that caused the Company to suspend the use of the Mandatory Additional Share Registration Statement (and the Prospectus relating thereto) pursuant to this Section 2B(c), the Company will as promptly as possible lift any suspension, provide the Investors with revised Prospectuses, if required, and will notify the Investors of their ability to effect offers or sales of Additional Shares pursuant to or in reliance upon the Mandatory Additional Share Registration Statement.

(c) It shall be a condition precedent to the obligations of the Company to register Additional Shares for the account of the Investor pursuant to this Section 2B that such Investor furnish to the Company such information regarding itself, the Additional Shares held by it, and the method of disposition of such securities as shall be required to effect the registration of such Investor’s Additional Shares.

If (i) the Mandatory Additional Share Registration Statement is not filed on or prior to the Mandatory Additional Share Filing Date, or (ii) the Mandatory Additional Share Registration Statement filed or required to be filed hereunder is not declared effective by the Commission by the Mandatory

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Additional Share Effective Date (any such failure or breach being referred to as an “Additional Share Event”, and for purposes of clause (i) or (ii) the date on which such Additional Share Event occurs, referred to as “Additional Share Event Date”), then on each such Additional Share Event Date and on each monthly anniversary of each such Additional Share Event Date (if the applicable Additional Share Event shall not have been cured by such date) until the applicable Additional Share Event is cured, the Company shall pay to each Investor an amount in cash, as liquidated damages and not as a penalty, equal to 1.0% of the exercise price of the Warrant. The parties agree that (1) in no event will the Company be liable for liquidated damages under this Agreement in excess of 1.0% of the exercise price of the Warrant in any 30-day period and (2) the maximum aggregate liquidated damages payable to an Investor under this Agreement shall be twelve percent (12.0%) of the exercise price of the Warrant. If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Investor, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event. Notwithstanding anything in this Agreement to the contrary, the Investors’ sole remedy at law for the failure of the Company to file a Mandatory Additional Share Registration Statement and cause such Mandatory Additional Share Registration Statement to become effective in accordance with Section 2B(a) hereof shall be the liquidated damages described in this Section 2B(d).”

7. Waiver of Piggyback Registration Rights. The first sentence of Section 3(a) of the Agreement is deleted in its entirety and replaced with the following: “If at any time any Registrable Shares are not able to be resold pursuant to an effective Registration Statement, and the Company proposes to register any of its Common Stock under the Securities Act, whether as a result of an offering for its own account or the account of others (but excluding any registrations to be effected on Forms S-4, S-8 or other applicable successor Forms, the Existing Registration Statement or the Proposed Registration Statement), the Company shall, each such time, give to the Investor twenty (20) days’ prior written notice of its intent to do so, and such notice shall describe the proposed registration and shall offer Investor the opportunity to register such number of Registrable Shares as such Investor may request.”

8. Limited Applicability of Amendment. In the event the Company does not complete an offering pursuant to the Proposed Registration Statement by December 31, 2007, this Amendment shall thereafter become null and void, provided that any liquidated damages waived under Section 2 hereof shall not be deemed to be retroactively due or accrued, but Liquidated Damages shall instead begin to accrue and be paid as of January 1, 2008. Moreover, the Company and the Investor agree that this Amendment shall not be effective until the Second Amendment to Registration Rights Agreement dated as of January 19, 2007, by and among the Company and the each investors thereto is effective.

9. Additional Warrants. In the event the offering contemplated by the Proposed Registration Statement is consummated, as consideration for entering into this Second Amendment, the Company shall, upon the first occurrence of the satisfaction of the conditions precedent set forth in this Section 9, offer, which offer shall remain open for a period of 5 Business Days, to issue to each Investor warrants (the “New Warrants”) in the form attached hereto as Exhibit A and in the amount set forth in this Section 9. Upon the later to occur of (a) 61 days after the date that the Mandatory Registration Statement required by Section 2 becomes effective and (b) the occurrence of either (i) a Change of Control or (ii) an Equity Financing, the Company shall be obligated to make the offer to issue the New Warrants set forth in the first sentence of this Section 9. In the event the conditions set forth in the preceding sentence have not occurred by August 31, 2012, then the Company shall have no obligation to offer to issue the New Warrants. The exercise price of any New Warrants issued shall be the price which is 115% of the price of the shares sold under the Proposed Registration Statement provided that if such

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exercise price is less than the closing price of the Company’s Common Stock on the Nasdaq Capital Market on the day such shares are priced for sale, then the exercise price shall be the closing price of the Company’s Common Stock on day of such pricing or the trading day immediately following the day of such pricing, whichever closing price is lower. The New Warrants issued to the Investors shall, in the aggregate, be exercisable for 610,041 Additional Shares, with the number of Additional Shares adjusted for any stock splits, stock dividends or other similar events. This Amendment and the waiver of Liquidated Damages shall be conditioned upon the issuance of the New Warrants to Investor in accordance with the terms of this Section 9.

10. No Other Changes; Expenses. Except as amended hereby, the Agreement shall remain in full force and effect and in accordance with its terms. This Amendment shall be limited solely for the purpose and to the extent expressly set forth herein and nothing express or implied shall constitute an amendment, supplement, modification or waiver to any of other term, provision or condition of the Agreement. The Company hereby agrees to reimburse the Investor for all of its reasonable fees and expenses, including without limitation the reasonable fees and expenses of its legal counsels, incurred in connection with its investment in the Company, this Amendment, the Registration Rights Agreement and any registration statement filed pursuant thereto, whether or not the transactions contemplated hereby are consummated.

11. Counterparts. This Amendment may be executed and delivered (including by facsimile and PDF transmission) in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same Amendment.

12. Governing Law. This Amendment shall be governed by and construed under the laws of the State of New York (without regard to conflicts of law principles).

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Investor and the Company have caused this Second Amendment to be duly executed as of August 3, 2007 .

COMPANY:

DAYSTAR TECHNOLOGIES, INC.

By:  /s/ Stephan DeLuca

        Name: Stephan DeLuca

        Title: CEO

INVESTOR:

LC CAPITAL MASTER FUND LTD.

By:  /s/ Richard F. Conway

        Name: Richard F. Conway

        Title:

EXHIBIT A

NEITHER THESE SECURITIES NOR THE SECURITIES FOR WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

DAYSTAR TECHNOLOGIES, INC.

WARRANT

Warrant No. [ ]	Dated: [ ]

DayStar Technologies, Inc., a Delaware corporation (the “Company”), hereby certifies that, for value received, [Name of Holder] or its registered assigns (the “Holder”), is entitled to purchase from the Company up to a total of [            ] shares of common stock, $0.01 par value per share (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price equal to $[            ] per share (as adjusted from time to time as provided in Section 8, the “Exercise Price”), at any time and from time to time from and after the date hereof and through and including August __, 2012 (the “Expiration Date”), and subject to the following terms and conditions.

1. Definitions. In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Registration Rights Agreement, dated January 19, 2007 by and between the Company and the Holder (as amended, the “Registration Rights Agreement”).

2. Registration of Warrant. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3. Exercise and Duration of Warrants.

(a) This Warrant shall be exercisable by the registered Holder at any time and from time to time on or after the date hereof to and including the Expiration Date. At 5:00 P.M., New York City time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value.

(b) A Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached hereto (the “Exercise Notice”), appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised and the date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Upon the execution and delivery of the Exercise Notice, the Company shall issue a New Warrant to the Holder evidencing the right to purchase the remaining number of Warrant Shares.

4. Delivery of Warrant Shares.

(a) Upon exercise of this Warrant, the Company shall promptly (but in no event later than three Business Days after the Exercise Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise. The Holder, or any Person so designated by the Holder to receive Warrant Shares, shall be deemed to have become holder of record of such Warrant Shares as of the Exercise Date.

(b) This Warrant is exercisable, either in its entirety or, from time to time, for a portion of the number of Warrant Shares. Upon surrender of this Warrant following one or more partial exercises, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

(c) The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

5. Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder or an Affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

6. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable bond or indemnity, if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe.

7. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 8). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. The Company will take all such actions as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed.

8. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 8.

(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b) Fundamental Transactions. If, at any time while this Warrant is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale, transfer or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 8(a) above) (in any such case, a “Fundamental Transaction”), then the Company shall provide the notice set forth in paragraph (f) of the Section 8. Following such Fundamental Transaction, this Warrant shall be null and void, unless otherwise agreed by the parties to the Fundamental Transaction.

(c) Number of Warrant Shares. Simultaneously with any adjustments to the Exercise Price pursuant to paragraph (a) of this Section, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(d) Calculations. All calculations under this Section 8 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(e) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 8, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s Transfer Agent.

(f) Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction at least 10 Business Days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant prior to or concurrently with such transaction, so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

9. Payment of Exercise Price. The Holder shall pay the Exercise Price in immediately available funds or through a “cashless exercise” as provided herein. If paying in cash, the Holder shall pay the Exercise Price in immediately available funds. The holder may satisfy its obligation to pay the Exercise Price through a “cashless exercise,” in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]
where:
X = the number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

A = the Closing Price on the business day immediately prior to the Exercise Date.

B = the Exercise Price.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Second Amendment to the Registration Rights Agreement.

10. Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable upon exercise of this Warrant, the number of Warrant Shares to be issued will be rounded up to the nearest whole share.

11. Notices. Any and all notices or other communications or deliveries hereunder (including without limitation any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:00 p.m. (New York City time) on a Business Day, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Business Day or later than 5:00 p.m. (New York City time) on any Business Day, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices or communications shall be as set forth in the Registration Rights Agreement.

12. Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon 30 days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

13. Miscellaneous.

(a) This Warrant may be assigned by the Holder, subject only to the restrictions on transfer set forth on the first page hereof. This Warrant may not be assigned by the Company except to a successor in the event of a Fundamental Transaction. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and permitted assigns.

(b) GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH PARTY AGREES THAT ALL LEGAL PROCEEDINGS CONCERNING THE INTERPRETATIONS, ENFORCEMENT AND DEFENSE OF THE TRANSACTIONS CONTEMPLATED BY THIS WARRANT (WHETHER BROUGHT AGAINST A PARTY HERETO OR ITS RESPECTIVE AFFILIATES, DIRECTORS, OFFICERS, SHAREHOLDERS, EMPLOYEES OR AGENTS) SHALL BE COMMENCED EXCLUSIVELY IN THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN. EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THIS WARRANT), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS WARRANT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT.

(c) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(d) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,

SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

DAYSTAR TECHNOLOGIES, INC.

By:

Name:

Title:

FORM OF EXERCISE NOTICE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To: DayStar Technologies, Inc.

The undersigned is the Holder of Warrant No.                  (the “Warrant”) issued by DayStar Technologies, Inc., a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

1.	The Warrant is currently exercisable to purchase a total of Warrant Shares.

2.	The undersigned Holder hereby exercises its right to purchase Warrant Shares pursuant to the Warrant.

3.	Following this exercise, the Warrant shall be exercisable to purchase a total of Warrant Shares.

Dated: ,	Name of Holder

(Print)

By:

Name:

Title:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)